UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, upon the resignation of Mitchel Sivilotti from his role as Chief Biologist of Cesca Therapeutics Inc. (the “Company”), the Company entered into a Consulting Agreement dated December 14, 2015 with Mr. Sivilotti (the Company and Mr. Sivilotti together, the “Parties”), pursuant to which Mr. Sivilotti was to provide transitional support services to the Company for six months (the “Consulting Agreement”). On February 26, 2016, the Consulting Agreement was terminated without cause and by mutual consent of the Parties, effective February 26, 2016 (the “Termination Date”). The termination of the Consulting Agreement does not result in any termination-related payments or payments beyond the Termination Date.

The Consulting Agreement is described more fully in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 16, 2015, the contents of which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2016	CESCA THERAPEUTICS INC.,
a Delaware Corporation

/s/ ROBIN C. STRACEY
Robin C. Stracey
Chief Executive Officer